EXHIBIT 99.1
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LaSalle Hotel Properties
4800 Montgomery Lane, Suite M25
Bethesda, MD 20814
Ph.  (301) 941-1500
Fax (301) 941-1553
www.lasallehotels.com


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FOR IMMEDIATE RELEASE


Contact: Raymond Martz, Vice President of Finance & Investor Relations --Bethesda +301/941-1516



 LASALLE HOTEL PROPERTIES COMPLETES $65 MILLION SECURED DEBT FINANCING
                Five-Year, 5.25 percent Fixed-Rate Loan
              Secured by San Diego Paradise Point Resort

     BETHESDA, MD, DECEMBER 12, 2003 -- LaSalle Hotel Properties (NYSE:
LHO) today announced that it has successfully executed a $65.0 million
secured loan with GE Real Estate at a fixed rate of 5.25 percent.   The
term of the loan is five years and is secured by the Company's 462-room San Diego Paradise Point Resort. Proceeds will be used to reduce LaSalle's outstanding balance on its credit facility.

     "We are extremely pleased with the low rate we were able to obtain on the San Diego secured financing," noted Hans Weger, Chief Financial Officer for LaSalle Hotel Properties. "As a result of this transaction, 51 percent of the Company's total outstanding debt now consists of fixed-rate debt and 49 percent now consists of variable-rate debt."

     "This deal underscores GE Real Estate's commitment to providing financial solutions to companies in the hospitality industry," said Michael Rowan, Senior Vice President, Specialized Industries at GE Real Estate.
"We are delighted to leverage our global capital to help LaSalle Hotel Properties with their most recent financial services need."

     The secured debt transaction was done in anticipation of prepaying the Company's $62.4 million loan secured by the Lansdowne Resort, which currently has a 7.5 percent interest rate. The Company gave notice on December 2, 2003 that it would prepay the Lansdowne loan on February 11, 2004. The Company expects to realize approximately $1.4 million in annual interest expense savings as a result of the San Diego secured financing and prepaying the Lansdowne Resort debt. As of December 12, 2003, the Company had no borrowings outstanding on its senior unsecured credit facility and $239.5 million of secured debt, including its $11.9 million portion of the joint venture debt related to the Chicago Marriott.

     LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust, which owns interests in 17 upscale and luxury full-service hotels, totaling approximately 5,600 guest rooms in 12 markets in 10 states and the District of Columbia. LaSalle Hotel Properties focuses on investing in upscale and luxury full-service hotels located in urban, resort and convention markets. The Company seeks to grow through strategic relationships with premier internationally recognized hotel operating companies including Marriott International, Inc., Radisson Hotels International, Inc., Starwood Hotels & Resorts Worldwide, Inc., Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality and the Kimpton Hotel & Restaurant Group, LLC.


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Certain matters discussed in this press release may be deemed to be forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although LaSalle Hotel Properties believes the expectations reflected in such forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Certain factors that could cause actual results to differ materially from the Company's expectations are listed in the Company's
Form 10-K for the year ended December 31, 2002 and subsequent SEC reports and filings. LaSalle Hotel Properties assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.


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ADDITIONAL CONTACTS:
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Hans Weger, Chief Financial Officer, LaSalle Hotel Properties
     - 301/941-1516

For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com